Exhibit 10.E

BB&T CORPORATION
2004 STOCK INCENTIVE PLAN

Restricted Stock Unit Agreement
(Performance Vesting Component)

Name of Participant:____________________________________
Grant Date :__________________________________________
Number of Shares Subject to Award:_______________________
Date Vesting Begins:____________________________________

          THIS AGREEMENT (the “Agreement”), made effective as of the ___ day of ________, 20__ (the “Grant Date”), between BB&T CORPORATION, a North Carolina corporation (“BB&T”), and «First_Name» «Middle» «Last_Name» «Name_Suffix», an Employee of BB&T or an Affiliate (the “Participant”);

R E C I T A L S :

          BB&T desires to carry out the purposes of the BB&T Corporation 2004 Stock Incentive Plan, as it may be amended and/or restated (the “Plan”), by affording the Participant an opportunity to acquire shares of BB&T Common Stock, $5.00 par value per share (the “Common Stock”), as hereinafter provided.

          In consideration of the foregoing, of the mutual promises set forth below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

           1.      Incorporation of Plan. The rights and duties of BB&T and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise provided herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

           2.      Grant of Restricted Stock Unit. Subject to the terms of this Agreement and the Plan, BB&T hereby grants the Participant a Restricted Stock Unit (the “Award”) for «Number_of_Shares_» («Number of Shares») whole shares of Common Stock (the “Shares”). The “Restriction Period” is the period beginning on the Grant Date and ending on such date or dates and satisfaction of such conditions as described in Section 3 and Section 4 herein. For the purposes herein, the Shares subject to the Award are units that will be reflected in a book account maintained by BB&T and that will be settled in whole shares of Common Stock, if and to the extent permitted pursuant to this Agreement and the Plan. Prior to distribution of the Shares upon vesting of the Award, the Award shall represent an unsecured obligation of BB&T, payable (if at all) only from BB&T’s general assets.

           3.      Vesting of Award. Subject to the terms of the Plan and the Agreement (including but not limited to the provisions of Section 4 and Section 5 herein), the Award shall be deemed vested and earned only if the conditions of both Section 3(a) and Section 3(b) are met. The Administrator has sole authority to determine whether and to what degree the Award has vested and is payable and to interpret the terms and conditions of this Agreement and the Plan.

(a)

Performance-Based Vesting Component: In order for the Award to vest as provided in Section 3(b) herein, the performance-based vesting threshold(s) designated by the Administrator as of the Grant Date must be satisfied.

(b)

Service-Based Vesting Component: If and only if the performance-based vesting component established pursuant to Section 3(a), above, is met, then the Award shall be 100% vested and earned on the fifth anniversary of the Grant Date, provided that the Participant is still an Employee as of the fifth anniversary of the Grant Date (and except as may be otherwise provided in Section 4 herein).

           4.      Termination of Employment; Forfeiture of Award; Effect of Change of Control and Retirement Eligibility.

(a)

Except as may be otherwise provided in the Plan, Section 4(b) or Section 4(c) of the Agreement, in the event that the employment of the Participant with BB&T or an Affiliate terminates for any reason and the Award has not vested pursuant to Section 3, then the Award, to the extent not vested as of the Participant’s Termination Date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Award or the Shares underlying the Award. The Administrator (or its designee, to the extent permitted under the Plan) shall have sole discretion to determine if a Participant’s rights have terminated pursuant to the Plan and this Agreement, including but not limited to the authority to determine the basis for the Participant’s termination of employment. The Participant expressly acknowledges and agrees that, except as otherwise provided herein, the termination of his or her employment shall result in forfeiture of the Award and the underlying Shares to the extent the Award has not vested as of his or her Termination Date.

(b)	Notwithstanding the provisions of Section 3 and Section 4(a) (and except as may be otherwise provided in Section 4(c)), the following provisions shall apply:

(i)	Involuntary Termination Without Cause. In the event that the Participant’s employment with BB&T or an Affiliate is involuntarily terminated for reasons other than Cause (as defined herein), the Award shall become fully vested if and only if the performance-based vesting criteria stated in Section 3(a) are met (and without regard to the vesting schedule set forth in Section 3(b) herein). In such event, vesting shall occur as of the later of the date the Administrator determines that the performance-based vesting criteria stated in Section 3(a) have been met or the date of the Participant’s termination of employment due to an involuntary termination without Cause. For purposes of this Agreement, a termination shall be for “Cause” if the termination is on account of the Participant’s (a) dishonesty, theft or embezzlement; (b) refusal or failure to perform his assigned duties for BB&T or an Affiliate in a satisfactory manner; or (c) engaging in any conduct that could be materially damaging to BB&T or its Affiliates without a reasonable good faith belief that such conduct was in the best interest of BB&T or any of its Affiliates. The determination of whether termination is for Cause shall be made by the Administrator (or its designee to the extent permitted under the Plan), and its determination shall be final and conclusive.

(ii)	Death. In the event that the Participant remains in the continuous employ of BB&T or an Affiliate from the Grant Date until his or her death, the Award shall become fully vested if and only if the performance-based vesting criteria stated in Section 3(a) are met (and without regard to the vesting schedule set forth in Section 3(b) herein). In such event, vesting shall occur as of the later of the date the Administrator determines that the performance-based vesting criteria stated in Section 3(a) have been met or the date of the Participant’s termination of employment due to death.

(iii)	Disability. In the event that the Participant remains in the continuous employ of BB&T or an Affiliate from the Grant Date until the date of his or her Disability (as determined by the Administrator or its designee in accordance with the Plan and, if applicable, Code Section 409A, related regulations and other guidance), the Award shall become fully vested if and only if the performance-based vesting criteria stated in Section 3(a) are met (and without regard to the vesting schedule set forth in Section 3(b) herein). In such event, vesting shall occur as of the later of the date the Administrator determines that the performance-based vesting criteria stated in Section 3(a) have been met or the date of the Participant’s termination of employment due to Disability.

(iv)	Change of Control.

(A)

In the event that there is “Change of Control,” as defined in Section 4(b)(v)(B), of BB&T subsequent to the date hereof, the Award shall (subject to Section 4(b)(v)(C) herein) become fully vested as of the effective date of such event without regard to the vesting schedule set forth in Section 3 herein.

(B)

For purposes of this Section 4(b)(v), a “Change of Control” will be deemed to have occurred on the earliest of the following dates: (i) the date any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), together with its affiliates, excluding employee benefit plans of BB&T and its Affiliates, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act) of securities of BB&T representing twenty percent (20%) or more of the combined voting power of BB&T’s then outstanding securities; or (ii) the date when, as a result of a tender offer or exchange offer for the purchase of securities of BB&T (other than such an offer by BB&T for its own securities), or as a result of a proxy contest, merger, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any consecutive two-year period during the Restriction Period of the Award constituted BB&T’s Board of Directors, plus new directors whose election or nomination for election of BB&T’s shareholders is approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of such two-year period (collectively, the “Continuing Directors”), cease for any reason during such two-year period to constitute at least two-thirds of the members of such Board of Directors; or (iii) the date the shareholders of BB&T approve a merger or consolidation of BB&T with any other corporation or entity regardless of which entity is the survivor other than a merger or consolidation which would result in the voting securities of BB&T or such surviving entity outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting power of the voting securities of BB&T or such surviving entity outstanding immediately after such merger, consolidation or reorganization (provided, however, that if consummation of such merger, consolidation or reorganization is subject to the approval of federal, state or other regulatory authorities, then, unless the Administrator determines otherwise, a “Change of Control” shall not be deemed to occur until the later of the date of shareholder approval of such merger or other event or the date of final regulatory approval of such merger or other event); or (iv) the date the shareholders of BB&T approve a plan of complete liquidation or winding-up of BB&T or an agreement for the sale or disposition by BB&T of all or substantially all of BB&T’s assets; or (v) any event occurs that the Board of Directors determines should constitute a change of control.

(C)

Notwithstanding Section 4(b)(v)(A) and Section 4(b)(v)(B) herein, the term “Change of Control” shall not include any event which the Board of Directors of BB&T (or, if the event described in Section 4(b)(v)(B)(ii) above has occurred, a majority of the Continuing Directors), prior to the occurrence of such event, specifically determines, for the purpose of the Plan and/or this Agreement, is a “merger of equals” (regardless of the form of the transaction), unless such determination is revoked within one year after the occurrence of the event that otherwise would constitute a Change of Control by a majority of the directors of BB&T if BB&T is a surviving corporation, or by a majority of the directors of the surviving corporation if BB&T is not the surviving corporation, who in either case were Continuing Directors immediately prior to the effective time of such event or were elected or nominated for election as directors of the surviving corporation by a vote of at least two-thirds of the directors who were Continuing Directors immediately prior to such effective time. Any determination concerning whether a transaction is a “merger of equals” shall be solely within the discretion of the Board of Directors of BB&T or a majority of the Continuing Directors, as the case may be. In the event that the Board of Directors or the Continuing Directors, as the case may be, determine that a transaction does constitute a merger of equals, then, notwithstanding the provisions of Section 4(b)(v)(A) and Section 4(b)(v)(B) herein, the vesting of the Award will not be accelerated due to the merger of equals, but the Award shall instead continue to vest, if at all, in accordance with the provisions of Section 3 and Section 4 herein.

(c)

Exception for Retirement-Eligible Participants. Notwithstanding the provisions of Section 3, Section 4(a) and Section 4(b) herein, in the event that the Participant is or becomes eligible for Retirement (as defined in accordance with the Plan and determined by the Administrator or its designee), then his Award shall become vested if and only if the performance-based vesting criteria provided in Section 3(a) are met. In such event, vesting shall occur as of the date the Administrator determines that the performance-based vesting criteria stated in Section 3(a) have been met. However, notwithstanding the foregoing, the Participant shall not be entitled to distribution of the Shares subject to the Award (in whole or in part) until the earlier of (i) the fifth anniversary of the Grant Date; (ii) the disability (as defined under Code Section 409A, related regulations and other guidance) of the Participant; (iii) a change in the ownership or effective control of BB&T, or in the ownership of a substantial portion of the assets of BB&T (as defined under Code Section 409A, related regulations or other guidance); (iv) the death of the Participant; or (v) the Participant’s separation from service for any reason other than Cause. Further, notwithstanding the foregoing, if the Participant is or becomes eligible for Retirement and he is terminated for Cause prior to distribution of the Shares subject to the Award, then (notwithstanding the vesting of the Award), his Award shall be forfeited in its entirety as of his Termination Date and the Participant shall have no further rights with respect to the Award or Shares subject to the Award.

           5.      Settlement of Award and Distribution of Shares.

(a)

The Award shall be payable in whole shares of Common Stock. Fractional shares shall not be issuable hereunder, and unless the Administrator determines otherwise, any such fractional Share shall be disregarded.

(b)

Shares of Common Stock (other than distributions pursuant to Section 4(c) herein) subject to the Award shall, upon vesting of the Award, be issued and distributed to the Participant (or his beneficiary) no later than the later of (a) the 15th day of the third month following the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (b) the 15th day of the third month following the end of BB&T’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or otherwise in accordance with Code Section 409A, related regulations and other guidance. Shares distributable pursuant to Section 4(c) herein shall be distributable on the earliest to occur of the dates or events specified in Section 4(c)(i)-(v) and otherwise in accordance with Section 4(c), Code Section 409A, related regulations and other guidance. Notwithstanding the foregoing, if distribution of the Shares is made pursuant to Section 4(c), and the Participant is or may be a “specified employee” (as defined in Code Section 409A, related regulations or other guidance), a distribution due to separation from service may not be made before the date that is six months after the date of separation from service, or, if earlier, the date of death of the Participant (with all such payments that otherwise would have been made during such six-month period to be made during the seventh month following separation from service), in each case except as may be otherwise permitted under Code Section 409A, related regulations or other guidance.

           6.      No Right to Continued Employment or Service. Neither the Plan, the grant of the Award, nor any other action related to the Plan shall confer upon the Participant any right to continue in the employment or service of BB&T or an Affiliate or affect in any way with the right of BB&T or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise expressly provided in the Plan or this Agreement or as determined by the Administrator, all rights of the Participant with respect to the Award shall terminate upon termination of the employment or service of the Participant with BB&T or an Affiliate. The grant of the Award does not create any obligation on the part of BB&T or an Affiliate to grant any further awards. So long as the Participant shall continue to be an Employee of BB&T or an Affiliate, the Award shall not be affected by any change in the duties or position of the Participant.

           7.      Nontransferability of Award and Shares. The Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary in accordance with Plan procedures does not constitute a transfer. The Participant shall not sell, transfer, assign, pledge or otherwise encumber the Shares subject to the Award until the Restriction Period has expired and all conditions to vesting and distribution have been met.

           8.      Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of BB&T with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any existing confidentiality agreement, nonsolicitation agreement, noncompetition agreement, employment agreement or any other similar agreement between the Participant and BB&T, including, but not limited to, any restrictive covenants contained in such agreements.

           9.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of law, and in accordance with applicable United States federal laws.

           10.      Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be amended or terminated only by the written agreement of the parties hereto. The waiver by BB&T of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with applicable law or changes to applicable law (including but in no way limited to Code Section 409A and related regulations or other guidance and federal securities laws), and the Participant hereby consents to any such amendments to the Plan and this Agreement.

           11.      Certificates for Shares; Rights as Shareholder. The Participant and his or her legal representatives, legatees or distributees shall not be deemed to be the holder of any Shares subject to the Award and shall not have any voting rights, dividend rights or other rights of a shareholder unless and until certificates for such Shares have been issued to him or her or them. No certificate or certificates for Shares subject to the Award shall be issued at the time of grant of the Award. A certificate or certificates for Shares subject to the Award shall be issued in the name of the Participant (or his or her beneficiary) as soon as practicable after, and only to the extent that, the Award has vested and if such distribution is otherwise permitted under the terms of Section 5 herein. Neither dividends nor dividend equivalent rights shall be granted in connection with the Award, and the Award shall not be adjusted to reflect the distribution of any dividends on the Common Stock (except as may otherwise be provided under the Plan). No dividends on the Shares shall be payable prior to both (i) the vesting of the Award and (ii) the issuance and distribution of Shares to the Participant.

           12.      Withholding; Tax Matters.

(a)

BB&T shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to the Award. Prior to the delivery or transfer of any certificate for Shares or any other benefit conferred under the Plan, BB&T shall require the Participant to pay to BB&T in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by BB&T to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to the Award, by electing (the “election”) to have BB&T withhold shares of Common Stock from the Shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

(b)

BB&T has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the Award or issuance, transfer or disposition of Shares (or any other benefit) pursuant to the Award, and the Participant is in no manner relying on BB&T or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences with respect to the Award (including but not limited to the acquisition or disposition of the Shares subject to the Award) and that the Participant should consult a tax advisor prior to such acquisition or disposition. The Participant acknowledges that he has been advised that he should consult with his own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that BB&T has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

           13.      Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement is final and binding on the parties hereto.

           14.      Notices. Any and all notices under this Agreement shall be in writing and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of BB&T, to its Human Systems Division, to the attention of the Human Systems Division Manager, and in the case of the Participant, to the last known address of the Participant as reflected in BB&T’s records.

           15.      Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

           16.      Compliance with Laws; Restrictions on Award and Shares. BB&T may impose such restrictions on the Award and the Shares or other benefits underlying the Award as it may deem advisable, including without limitation restrictions under the federal securities laws, federal tax laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such Award or Shares. Notwithstanding any other provision in the Plan or the Agreement to the contrary, BB&T shall not be obligated to issue, deliver or transfer any Shares of Common Stock, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). BB&T may cause a restrictive legend or legends to be placed on any certificate for Shares issued pursuant to the Award in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

           17.      Successors and Assigns. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the Participant and his executors, administrators and permitted transferees and beneficiaries and BB&T and its successors and assigns.

           18.      Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

           19.      Right of Offset. Notwithstanding any other provision of the Plan or the Agreement, BB&T may reduce the amount of any benefit or payment otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to BB&T or an Affiliate that is or becomes due and payable, and the Participant shall be deemed to have consented to such reduction.

           20.      Adjustment of Awards upon Occurrence of Certain Unusual or Nonrecurring Events. The Administrator shall have authority to make adjustments to the terms and conditions of the Award in recognition of unusual or nonrecurring events affecting BB&T or any Affiliate, or the financial statements of BB&T or any Affiliate, or of changes in applicable laws, regulations or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

          IN WITNESS WHEREOF, this Agreement has been executed in behalf of BB&T and by the Participant effective as of the day and year first above written.

BB&T CORPORATION

By: /S/ John A. Allison
John A. Allison
Chairman and CEO

PARTICIPANT

________________________(SEAL)
Printed Name:___________________